AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 1997

                                                 REGISTRATION NO. 333-27275



                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                                    _____________

                                 AMENDMENT NO. 1 TO

                                      FORM S-3
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933
                                    ____________

                                JP FOODSERVICE, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE               5141                  52-1634568
          (STATE OR OTHER      (I.R.S. EMPLOYER             (PRIMARY
          JURISDICTION OF     IDENTIFICATION NO.)      STANDARD INDUSTRIAL
          INCORPORATION OR                               CLASSIFICATION
            ORGANIZATION)                                 CODE NUMBER)


                                   ____________

        9830 PATUXENT WOODS DRIVE                  DAVID M. ABRAMSON
        COLUMBIA, MARYLAND 21046               SENIOR VICE PRESIDENT AND
             (410) 312-7100                         GENERAL COUNSEL
       (ADDRESS, INCLUDING ZIP CODE,             JP FOODSERVICE, INC.
       AND TELEPHONE NUMBER,INCLUDING          9830 PATUXENT WOODS DRIVE
       AREA CODE, OF REGISTRANT'S              COLUMBIA, MARYLAND 21046
       PRINCIPAL EXECUTIVE OFFICES)                 (410) 312-7100
                                             (NAME, ADDRESS, INCLUDING ZIP
                                             CODE, AND TELEPHONE NUMBER,
                                               INCLUDING AREA CODE, OF
                                                  AGENT FOR SERVICE)

                                     ___________
                                      COPY TO:
                              CRAIG M. WASSERMAN, ESQ.
                           WACHTELL, LIPTON, ROSEN & KATZ
                                 51 WEST 52ND STREET
                              NEW YORK, NEW YORK 10019
                                   (212) 403-1000
                                   _______________

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
         As soon as practicable after this Registration Statement becomes effective.
                                   _______________

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
         [  ]

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                    _____________

                           CALCULATION OF REGISTRATION FEE
  ----------------------------------------------------------------------------
                                     PROPOSED     PROPOSED
                                     MAXIMUM      MAXIMUM
   TITLE OF EACH CLASS    AMOUNT      OFFERING    AGGREGATE        AMOUNT OF
   OF SECURITIES TO BE     TO BE      PRICE PER    OFFERING      REGISTRATION
     REGISTERED          REGISTERED   SHARE(1)   PRICE (1)(2)       FEE(2)
  ---------------------------------------------------------------------------
  Common Stock, par
  value $.01 per share  79,250 shares $26.9375    $2,134,797         $647


  (1) Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee.
  (2) In accordance with Rule 457(c), the aggregate offering price and registration fee for 79,250 shares of Common Stock is based on the average of the high and low prices for the Registrant's Common Stock on the New York Stock Exchange, Inc. on May 9, 1997.
                               _______________

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

         PROSPECTUS

                                    79,250 SHARES

                                JP FOODSERVICE, INC.

                                    COMMON STOCK

                                   _______________


              The 79,250 shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), of JP Foodservice, Inc. (the "Company" or "JP Foodservice") offered hereby may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or successors (collectively, the "Selling Stockholders") pursuant to this Prospectus as appropriately amended or supplemented. See "Selling Stockholders." The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

              The Shares may be offered or sold by the Selling Stockholders from time to time directly to purchasers or through agents, underwriters or dealers on terms to be determined at the time of sale. See "Plan of Distribution." If required, the names of any such agents or underwriters involved in the sale of the Shares in respect of which this Prospectus is being delivered and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospects ("Prospectus Supplement").

              The Selling Stockholders and any broker-dealers, agents or underwriters which participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commission received by them or any profit received by them on the resale of Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution".

              The Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "JPF." On May 27, 1997, the last reported sale price of the Common Stock, on the NYSE, was $26.00 per share.

              SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE
         PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.
                                   _______________

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
             SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                   OR ANY STATE SECURITIES COMMISSION PASSED UPON
                   THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                        ANY REPRESENTATION TO THE CONTRARY IS
                                 A CRIMINAL OFFENSE.
                                   _______________

                    The date of this Prospectus is May 28, 1997

         NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SO-LICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AT ANY TIME NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.


                                  TABLE OF CONTENTS

         Available Information.......   2  Dividend Policy ...........   6
         Incorporation of Certain          Use of Proceeds............   6
           Documents by Reference....   2  Selling Stockholders.......   7
         The Company.................   3  Plan of Distribution.......   8
         Risk Factors................   4  Legal Matters..............   9
                                           Experts....................   9
























                              AVAILABLE INFORMATION

              This Prospectus, which constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act, omits certain of the information set forth in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the securities offered hereby. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described below.

              The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facility maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants such as the Company which file electronically with the Commission. The Common Stock is listed on the NYSE and reports, proxy statements and other information concerning the Company may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

              The following documents or portions of documents filed by the Company with the Commission are incorporated herein by reference:
         (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 1996 (the "Form 10-K"); (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 28, 1996, December 28, 1996 and March 29, 1997; (c) the Company's Current Reports on Form 8-K filed for reportable events dated June 28, 1996, July 17, 1996, August 5, 1996, August 30, 1996,
         September 13, 1996, October 22, 1996, November 13, 1996, November 26, 1996, January 2, 1997, and April 23, 1997; (d) the description of the Company's Common Stock which is contained in its Registration Statement on Form 8-A filed under the Exchange Act on October 14, 1994, including any amendments or reports filed for the purpose of updating such description; and (e) the description of the preferred share purchase rights attached to the Company's Common Stock which is contained in its Registration Statement on Form 8-A filed under the Exchange Act on December 20, 1996, including any amendments or reports filed for the purpose of updating such description.

              All reports and other documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of the Registration Statement of which this Prospectus constitutes a part and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this Prospectus to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

              The Company will provide without charge to each person to whom this Prospectus is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents


         unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or oral requests for copies should be directed to Corporate
         Secretary, JP Foodservice, Inc., at the Company's principal executive offices located at 9830 Patuxent Woods Drive, Columbia, Maryland 21046, telephone number (410) 312-7100.

              This Prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and is subject to the safe harbor created by such sections. Such forward-looking statements include those concerning the Company's business strategy, operations, economic performance, financial condition and liquidity and capital resources. Such statements are subject to various risks and uncertainties. The Company's actual results may differ materially from the results discussed in such forward-looking statements because of a number of factors, including those identified under "Risk Factors" in this Prospectus. The forward-looking statements are made as of the date of this Prospectus, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

                                     THE COMPANY

              JP Foodservice is a leading broadline distributor of food and related products to restaurants and other institutional foodservice establishments in the Mid-Atlantic, Midwestern and Northeastern regions of the United States and in Las Vegas, Nevada. The Company ranks as the nation's fifth largest broadline distributor based on pro forma 1996 calendar year net sales, including the results of its acquisitions of Valley Industries, Inc. and its affiliates, Arrow Paper and Supply Co., Inc. and its affiliate and Squeri Food Service, Inc. and its affiliate ("Squeri"), which were completed in the first two quarters of fiscal 1997 (collectively, the "Acquisitions"). JP Foodservice believes that it is one of the three leading broadline distributors in each of its principal geographic service areas, which it defines as the areas within a 150-mile radius of each of its 12 full-service distribution centers. The Company markets and distributes over 30,000 national, private and signature brand items to over 34,000 foodservice customers, including restaurants, hotels, healthcare facilities, cafeterias and schools. This diverse customer base encompasses both independent (or "street") and multi-unit (or "chain") businesses, including Old Country Buffet, Perkins Family Restaurants, Subway, Compass Group, Ruby Tuesday, Pizzeria Uno and other foodservice establishments. The Company also is a foodservice supplier to the United States Congress, Fenway Park and other prominent institutions. The Company's comprehensive product line includes canned and dry food products, fresh meats, poultry, seafood, frozen foods, fresh produce, dairy and other refrigerated products, paper products, cleaning supplies, light restaurant equipment and other supplies. This broad product line provides the Company's customers with a single source to satisfy substantially all of their foodservice needs. The Company's principal executive offices are located at 9830 Patuxent Woods Drive, Columbia, Maryland 21046 and its telephone number is (410) 312-7100.


                                    RISK FACTORS

              In addition to the other information contained in this Prospectus, prospective investors should consider carefully the following risk factors relating to the Company and the Common Stock before making an investment in the Common Stock offered hereby.

         LOW MARGIN BUSINESS; ECONOMIC SENSITIVITY

              The foodservice distribution industry is characterized by relatively high inventory turnover with relatively low profit margins. A significant portion of the Company's sales are made at prices that are based on product cost plus a percentage markup.
         As a result, the Company's profit levels may be negatively affected during periods of food price deflation, even though the Company's gross profit percentage may remain relatively constant. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations" in the Form 10-K.

              The foodservice industry is sensitive to national and regional economic conditions, and the demand for foodservice products supplied by the Company has been adversely affected in past years by economic downturns. The Company's operating results also are particularly sensitive to, and may be adversely affected by, difficulties with the collectability of accounts receivable, inventory control, competitive price pressures, severe weather conditions and unexpected increases in fuel or other transportation-related costs. Although these factors generally have not had a material adverse impact on the Company's past operations, there can be no assurance that one or more of such factors will not adversely affect future operating results.

         ACQUISITION STRATEGY

              The Company's business strategy emphasizes supplementing internal expansion with acquisitions. There can be no assurance that the Company will successfully identify suitable acquisition candidates, complete acquisitions, integrate acquired operations into its existing operations or expand into new markets. Further, there can be no assurance that acquisitions will not have an adverse effect upon the Company's operating results, particularly in quarters immediately following the consummation of such transactions, while the operations of the acquired businesses are being integrated into the Company's operations. Once integrated, acquired operations may not achieve levels of net sales or profitability comparable to those achieved by the Company's existing operations, or otherwise perform as expected. In addition, earnings may be adversely affected by transaction-related expenses in the quarter in which an acquisition is consummated. Management may determine that it is necessary or desirable to obtain financing for such acquisitions through bank borrowings or the issuance of debt or equity securities. Debt financing of any such acquisition could increase the leverage of the Company. Equity financing of any such acquisition may dilute the ownership of the Company's stockholders. There can be no assurance that the Company will be able to obtain financing on acceptable terms.

         COMPETITION

              The Company operates in highly competitive markets, and its future success will depend in large part on its ability to provide superior service and high-quality products at competitive prices. The Company encounters competition from a variety of sources, including specialty and system foodservice distributors and other broadline distributors. Some of the Company's competitors have substantially greater financial and other resources than the Com-pany. See "Business -- Competition" in the Form 10-K.



         LABOR RELATIONS

              As of March 31, 1997, including the Acquisitions, approximately 1,100 employees, representing approximately 32% of the Company's full-time employees and approximately 65% of the employees employed in the Company's warehouse and distribution operations, are members of 14 different local unions including 13 associated with the International Brotherhood of Teamsters. In the spring of 1993, Squeri was involved in a labor action with a local union. The expense relating to this action was not material. The Company has not experienced any other labor disputes or work stoppages. A work stoppage, however, could have a material adverse effect on the Company. See "Business -- Employees" in the Form 10-K.

         DEPENDENCE ON SENIOR MANAGEMENT

              The Company's success is largely dependent on the skills, experience and efforts of its senior management. The loss of the services of one or more of the Company's senior management could have a material adverse effect on the Company's business and development. To date, the Company generally has been successful in retaining the services of its senior management.

         PROVISIONS WITH POSSIBLE ANTI-TAKEOVER EFFECTS

              The Company's Certificate of Incorporation and By-Laws contain provisions that may have the effect of discouraging certain transactions involving an actual or threatened change of control of the Company. These provisions include a requirement that the Board of Directors be divided into three classes with approximately one-third of the Board to be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the Board. In addition, the Board of Directors of the Company has the authority to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the powers, preferences and rights of any such series without stockholder approval. The ability to issue preferred stock could have the effect of discouraging unsolicited acquisition proposals or making it more difficult for a third party to gain control of the Company, or otherwise could adversely affect the market price of the Common Stock. In February 1996, the Company adopted a shareholder rights plan under which preferred share purchase rights, which are attached to the Common Stock, generally will be triggered upon the acquisition (or certain actions that would result in the acquisition) of 10% or more of the Common Stock by any person or group. Institutional investors eligible to report their ownership of the Common Stock on Schedule 13G under the Exchange Act may acquire up to 15% of the Common Stock without triggering such rights.

         VOLATILITY OF MARKET PRICE FOR COMMON STOCK

              From time to time, there may be significant volatility in the market price for the Common Stock. Quarterly operating results of the Company or other distributors of food and related goods, changes in general conditions in the economy, the financial markets or the food distribution or foodservice industries, an-nouncement of proposed acquisitions and failure to complete announced acquisitions, unusual weather conditions or other developments affecting the Company or its competitors could cause the market price of the Common Stock to fluctuate substantially. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance.

                                   DIVIDEND POLICY

              The Company has not historically paid dividends on the Common Stock and does not anticipate declaring or paying cash dividends on the Common Stock in the foreseeable future.


                                   USE OF PROCEEDS

              All of the Shares offered hereby are being sold by the Selling Stockholders. The Company will not receive any of the proceeds from the sale of the Shares. The Company will pay certain expenses relating to this offering, estimated to be approximately $100,000. See "Selling Stockholders.






















                                SELLING STOCKHOLDERS

              The following table sets forth, as of May 14, 1997, certain information with respect to the Selling Stockholders, including the names of each Selling Stockholder and the number of Shares being offered by each Selling Stockholder hereby. The Selling Stockholders include former stockholders of Squeri and their transferees, pledgees, donees and successors. The Company issued the Shares to the Selling Stockholders in consideration for its acquisition of Squeri in the second quarter of fiscal 1997.

              The Shares have been registered under the Securities Act and are being offered hereby pursuant to registration rights granted by the Company to the Selling Stockholders in connection with its acquisition of Squeri. Under its registration rights agreement with the Selling Stockholders, the Company is required to bear the expenses relating to this offering, excluding any underwriting discounts or commissions, stock transfer taxes and fees of legal counsel to the Selling Stockholders.

                        Prior to Offering                  Following Offering
                     ----------------------             -----------------------
                     Amount and  Percent of  Number of  Amount and  Percent of
                      Nature of    Common     Shares     Nature of    Common
  Name and Address   Beneficial     Stock     Offered   Beneficial     Stock
  of Beneficial Owner Ownership  Outstanding   Hereby    Ownership  Outstanding

  John T. Squeri      117,984       0.5%       6,250      111,734      0.5%
  Fred A. Squeri      117,984       0.5%       8,000      109,984      0.5%
  Charles J. Squeri   117,984       0.5%      10,000      107,984      0.5%
  Joseph X. Squeri    117,984       0.5%      15,000      102,984      0.5%
  Charles A. Squeri   598,146       2.7%      50,000      548,146      2.5%















                                PLAN OF DISTRIBUTION

              All or part of the Shares may be offered by the Selling Stockholders from time to time in transactions on the NYSE, in privately negotiated transactions, through the writing of options on the Shares or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The methods by which the Shares may be sold or distributed may include, but not be limited to, the following: (a) a cross or block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (e) privately negotiated transactions; (f) short sales or borrowings, returns and reborrowings of the Shares pursuant to stock loan agreements to settle short sales; (g) delivery in connection with the issuance of securities by issuers, other than the Company, that are exchangeable for (whether optional or mandatory), or payable in, such Shares (whether such securities are listed on a national securities exchange or otherwise) or pursuant to which such Shares may be distributed; and (h) a combination of any such methods of sale or distribution. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling Stockholders or from the purchasers in amounts to be negotiated immediately prior to the sale. The Selling Stockholders may also sell such shares in accordance with Rule 144 under the Securities Act. If Shares are sold in an underwritten offering, the Shares may be acquired by the underwriters for their own account and may be further resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The names of the underwriters with respect to any such offering and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and broker-dealers, if any, will be set forth in a Prospectus Supplement relating to such offering. Any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers may be changed from time to time. Unless otherwise set forth in a Prospectus Supplement, the obligations of the underwriters to purchase the Shares will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Shares specified in such Prospectus Supplement if any such Shares are purchased. This Prospectus also may be used by donees of the Selling Stockholders or by other persons acquiring Shares, including brokers who borrow the Shares to settle short sales of shares of the Common Stock, and who wish to offer and sell such Shares under circumstances requiring or making desirable its use.

              From time to time the Selling Stockholders may engage in short sales, short sales against the box, puts and calls and other transactions in securities of the Company or derivatives thereof, and may sell and deliver the shares in connection therewith. From time to time the Selling Stockholders may pledge their Shares pursuant to the margin provisions of their respective customer agreements with their respective brokers or otherwise. Upon a default by a Selling Stockholder, the broker or pledgees may offer and sell the pledged shares of Common Stock from time to time.

              None of the proceeds from the sales of the Shares by the Selling Stockholders will be received by the Company. The Company has agreed to bear certain expenses in connection with the registration of the Shares being offered by the Selling Stockholders. See "Selling Stockholders." The Company has agreed to indemnify the Selling Stockholders and any underwriters, brokers, dealers or agents (and their respective controlling persons) against certain liabilities, including certain liabilities under the Securities Act.

              The Selling Stockholders and any broker-dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.


                                    LEGAL MATTERS

              The validity of the Common Stock offered hereby will be passed upon for the Company by Wachtell, Lipton, Rosen & Katz. Wachtell, Lipton, Rosen & Katz has provided and continues to perform services for the Company.


                                       EXPERTS

              The historical consolidated financial statements of the Company as of July 1, 1995 and June 29, 1996 and for each of the three fiscal years in the period ended June 29, 1996 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

              The combined financial statements of Valley Industries, Inc. and Subsidiaries and Z Leasing Company (A General Partnership) as of January 31, 1994, 1995 and 1996 and for each of the years in the three-year period ended January 31, 1996, appearing in the Company's Current Report on Form 8-K filed for a reportable event dated June 28, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of such firm as experts in accounting and auditing.

              The combined financial statements of Arrow Paper and Supply Co., Inc. and Affiliate as of December 29, 1995, appearing in the Company's Current Report on Form 8-K filed for a reportable event dated July 17, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of Blum Shapiro and Company, P.C., independent public accountants, and upon the authority of such firm as experts in accounting and auditing.










                                       PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

         ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

              The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts except the Securities and Exchange Commission registration fee are estimated.

         ITEM                                              AMOUNT
         ----                                              ------

         Registration fee..............................     $674
         Blue Sky fees and expenses....................       0
         Printing and engraving expenses...............       0
         Legal fees and expenses.......................    50,000
         Accounting fees and expenses..................    15,000
         Transfer Agent and Registrar fees.............       0
         Miscellaneous.................................    34,353
              Total....................................   $100,000
                                                           =======

         ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

              Reference is made to the provisions of Article XII of the registrant's Restated Certificate of Incorporation filed as
         Exhibit 3.1 hereto and the provisions of Article XII of the registrant's Amended and Restated Bylaws filed as Exhibit 3.2 hereto.

              The registrant is a Delaware corporation, subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware (the "DGCL"). Section 145 of the DGCL provides for the indemnification, under certain circumstances, of any person in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), brought or threatened involving such persons because of such person's service in any such capacity with respect to another corporation or other entity at the request of such corporation.

              The registrant's Amended and Restated By-Laws provide for the indemnification of the officers and directors of the registrant to the fullest extent permitted by the DGCL. Article XII of the By-laws provides that each person who was or is made a party to (or is threatened to be made a party to) any civil or criminal action, suit or proceeding by reason of the fact that such person is or was a director or officer of the registrant shall be indemnified and held harmless by the registrant to the fullest extent authorized by the DGCL against all expense, liability and loss (including, without limitation, attorneys' fees) incurred by such person in connection therewith, if such person acted in good faith and in a manner he or she reasonably believed to be or not opposed to the best interests of the registrant and had no reason to believe that his or her conduct was illegal.

              Article XII of the registrant's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, the registrant's directors will not be personally liable to the registrant or its stockholders for monetary damages resulting from a breach of their fiduciary duties as directors. However, nothing contained in such Article XII shall eliminate or limit the liability of directors (i) for any breach of the director's duty of loyalty to the registrant or its stockholders,
         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.


              In the registration rights agreement with the Company pursuant to which the securities offered hereby are being registered, the Selling Stockholders have agreed to indemnify the registrant, its directors, officers and agents and each person, if any, who controls the registrant against certain liabilities, including certain liabilities under the Securities Act.

         ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                   (a)  Exhibits

              The following Exhibits are filed herewith or incorporated herein by reference:

              3.1 Restated Certificate of Incorporation of the Company. Filed as Exhibit 3.1 to the Company's Registration Statement on Form S-3 dated October 11, 1996 (No. 333-14039) and incorporated herein by reference.

              3.2   Amended and Restated By-Laws of the Company.  Filed as
                    Exhibit 3.2 to the Company's Registration Statement on Form S-3 dated October 11, 1996 (No. 333-14039) and incorporated herein by reference.

              4.1 Specimen certificate representing common stock, par value $.01 per share, of the Company.*

              5.1 Opinion of Wachtell, Lipton, Rosen & Katz, counsel to the Company, regarding the validity of the securities being issued.

              23.1  Consent of Price Waterhouse LLP, Independent
                    Accountants.*

              23.2  Consent of KPMG Peat Marwick LLP, Independent
                    Accountants.*

              23.3 Consent of Blum Shapiro and Company, P.C., Independent Accountants.*

              23.4  Consent of Wachtell, Lipton, Rosen & Katz (contained in
                    Exhibit 5.1).

              24    Power of Attorney (included on signature page).*
         ____________________________

         *          Previously filed.

                   (b)  Financial Statement Schedules

              Either not applicable or shown in the financial statements or notes thereto

         ITEM 17.  UNDERTAKINGS

              The undersigned Registrant hereby undertakes:



                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by Registrant pursuant to Rule 424(b) (1) or (4) or 497
              (h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                   (5) For purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   Insofar as indemnification for liabilities arising under
              the Securities Act may be permitted as to directors, officers, and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Restated Certificate of Incorporation or the Amended and Restated By-laws of Registrant, indemnification agreements entered into between Registrant and its officers and directors, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the pay-ment by Registrant of expenses incurred or paid by a director, officer, or controlling person of Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                     SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on May 28, 1997.

                                       JP FOODSERVICE, INC.
                                       (Registrant)


                                       By  /s/    JAMES L. MILLER
                                                  James L. Miller
                                            President and Chief Executive
                                                      Officer
                                             (Duly Authorized Officer)

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the date indicated.

         May 28, 1997        /s/        JAMES L. MILLER
                                   James L. Miller, Chairman
                                    of the Board, President
                                      and Chief Executive
                                            Officer
                                     (Principal Executive
                                           Officer)

         May 28, 1997        /s/        LEWIS HAY, III
                                   Lewis Hay, III, Director,
                                   Senior Vice President and
                                    Chief Financial Officer
                                     (Principal Financial
                                         Officer)

         May 28, 1997        /s/        GEORGE T. MEGAS
                                 George T. Megas, Vice
                                  President - Finance
                                (Principal Accounting
                                        Officer)

         May 28, 1997
                                  Michael J. Drabb, Director




         May 28, 1997        /s/       DAVID M. ABRAMSON
                                      David M. Abramson,
                                    Director, Senior Vice
                                    President and General
                                            Counsel

         May 28, 1997
                                    Eric E. Glass, Director

         May 28, 1997                        *
                                   Mark P. Kaiser, Director
                                     Senior Vice President
                                     Sales, Marketing and
                                          Procurement

         May 28, 1997                        *
                                    Paul I. Latta, Director

         May 28, 1997                        *
                                  Dean R. Silverman,
                                       Director

         May 28, 1997
                                  Jeffrey D. Serkes,
                                       Director


         * By: /s/ David M. Abramson
                David M. Abramson
                Attorney-in-Fact










                                  INDEX TO EXHIBITS


         EXHIBIT
         NUMBER                        EXHIBITS

           3.1 Restated Certificate of Incorporation of the Company. Filed as Exhibit 3.1 to the Company's Registration Statement on Form S-3 dated October 11, 1996 (File No. 333-14039) and incorporated herein by reference.

           3.2    Amended and Restated By-Laws of the Company.  Filed as
                  Exhibit 3.2 to the Company's Registration Statement on Form S-3 dated October 11, 1996 (File No. 333-14039) and incorporated herein by reference.

           4.1 Specimen certificate representing common stock, par value $.01 per share, of the Company.*

           5.1 Opinion of Wachtell, Lipton, Rosen & Katz, counsel to the Company, regarding the validity of the securities being issued.

           23.1   Consent of Price Waterhouse LLP, Independent
                  Accountants.*

           23.2   Consent of KPMG Peat Marwick LLP, Independent
                  Accountants.*

           23.3 Consent of Blum Shapiro and Company, P.C., Independent Accountants.*

           23.4   Consent of Wachtell, Lipton, Rosen & Katz (contained in
                  Exhibit 5.1).

           24     Power of Attorney (included on signature page).*




         ______________________
         *    Previously filed.


                                       II-6